SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April, 20, 2013

CLEAN COAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	26-1079442
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

295 Madison Avenue (12th Floor), New York, NY 10017

(Address of principal executive office)

Registrant's telephone number, including area code: (646) 710-3549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information under Item 8.01 is incorporated herein by this reference.

Item 8.01 Other Events.

On April 20, 2013, Clean Coal Technologies, Inc. (the “Company”) entered into a settlement agreement (“Settlement”) with AGPL Investments Pte. Ltd. (“AGPL”) which includes mutual termination of all agreements between the parties and mutual releases of claims relating to the Joint Venture Agreement dated May 31, 2012, the Exclusive Technology License Agreement, the Heads of Terms Agreement dated March 13, 2012, and the EPC Payment Agreement dated September 21, 2012. The Settlement also calls for the immediate closure and dissolution of Good Coal Pte Limited, Singapore (“Good Coal”), as well as the release by AGPL and Good Coal of any and all rights under any of the agreements between the Company, AGPL and Good Coal, and mutual releases by the Company and AGPL of any damage claims against each other. AGPL has also granted the Company a 60 day option to purchase the 48,528,082 shares of the Company’s common stock held by AGPL at a price of $0.05 per share.

The Company previously announced the termination of its agreements with AGPL in its Current Report on Form 8-K filed December 24, 2012.

Item 9.01 Financial Statements and Exhibits.

10.1

Settlement Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  April 25, 2013

CLEAN COAL TECHNOLOGIES, INC.

By: /S/ Robin Eves

Robin Eves

Chief Executive Officer